Exhibit 21

WMIH CORP. and SUBSIDIARIES

ENTITYDOMICILE

WMIH Corp.Delaware

Subsidiaries

WM Mortgage Reinsurance Company, Inc.Hawaii

Wand Merger CorporationDelaware